2026 Annual Meeting April 2026 Glacier National Park, Montana

Forward Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about Glacier Bancorp, Inc. (the “Company”)’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “will,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are based on assumptions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results (express or implied) or other expectations in the forward-looking statements: 1) Risks associated with lending and potential adverse changes in the credit quality of the Company’s loan portfolio; 2) Changes in monetary and fiscal policies, including interest rate policies of the Federal Reserve Board, which could adversely affect the Company’s net interest income and margin, the fair value of its financial instruments, profitability, and stockholders’ equity; 3) Legislative or regulatory changes, including the possibility of increases in FDIC insurance rates and assessments, changes in the review and regulation of bank mergers, or increases or changes in banking and consumer protection regulations, that may adversely affect the Company’s business and strategies; 4) Risks related to overall economic conditions, including the impact on the economy of an uncertain interest rate environment, inflationary pressures, recently passed legislation and the potential for significant additional changes in economic and trade policies in the current administration; 5) Risks to the Company’s business and the business of the Company’s customers arising from current or future tariffs or other trade restrictions, labor or supply chain issues, change in labor force, or geopolitical instability, including the wars in Iran and Ukraine, further conflicts in the Middle East, and potential for future conflicts or disruptions in other parts of the world; 6) Risks associated with the Company’s ability to negotiate, complete, and successfully integrate acquisitions; 7) Costs or difficulties related to the completion and integration of future or recently completed acquisitions; 8) Impairment of the goodwill recorded by the Company in connection with acquisitions, which may have an adverse impact on earnings and capital; 9) Reduction in demand for banking products and services, whether as a result of changes in customer behavior, economic conditions, banking environment, or competition; 10) Deterioration of the reputation of banks and the financial services industry, which could adversely affect the Company's ability to obtain and maintain customers; 11) Changes in the competitive landscape, including as may result from new market entrants, additional competition from internet-based financial institutions operating nationally, or further consolidation in the financial services industry, resulting in increased competition, including the creation of larger competitors with greater financial resources; 12) Risks presented by public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow through acquisitions; 13) Risks related to rapidly evolving artificial intelligence technologies; 14) Risks associated with dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank’s divisions; 15) Material failure, potential interruption or breach in security of the Company’s systems or changes in technology which could expose the Company to cybersecurity risks, fraud, system failures, or direct liabilities; 16) Risks related to natural disasters, including droughts, fires, floods, earthquakes, pandemics, and other unexpected events; 17) Success in managing risks involved in any of the foregoing; and 18) Effects of any reputational damage to the Company resulting from any of the foregoing. 2

Use and Reconciliation of Non-GAAP Financial Measures Certain financial measures and ratios the Company presents are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). The Company refers to these financial measures and ratios as “non-GAAP financial measures.” A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is provided within this presentation. The Company considers the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and in evaluating period-to-period comparisons. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain income or intangible items that the Company believes are not indicative of its primary business operating results. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and investors should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures presented may differ from non- GAAP financial measures used by the Company’s peers or other companies. The Company compensates for these differences by providing the equivalent GAAP measures whenever the Company presents the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. 3

A Family of 18 Market-Focused Community Banks Geographically diversified footprint across Mountain West and Southwestern U.S. markets $30B+ balance sheet Best-in-class technology Centralized risk, compliance, and data governance Backed by: 4 Streamlined under 1 banking charter and 1 technology platform

Reno, Nevada 5 Net income of $239 million, up 26% from 2024 Surpassed $30 billion asset milestone, up 15% from 2024 2025 Key Accomplishments Q4 2025 NIM of 3.58%, up 61 basis points from Q4 2024 NIM Loans increased $3.7 billion, up 21% from 2024 Deposits increased $4.0 billion, up 20% from 2024 Pristine credit quality Record M&A year with over $4.7 billion acquired assets Strategic expansion into Texas – Guaranty Bank & Trust Continued commitment to communities Declared our 163rd consecutive dividend in December 2025

Proven Profitability $0.33 $0.43 $0.48 $0.53 $0.47 $0.57 $0.62 $0.69 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 Operating Diluted EPS (non-GAAP) 1 6 $ per share 4Q25 Operating diluted EPS of $0.69 vs $0.53 in 4Q24 Operating net income increased $53.6 million from 1Q24 through 4Q25 $36,824 $49,016 $54,103 $60,742 $53,341 $67,081 $73,994 $90,398 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 $ in thousands Operating diluted EPS more than doubled from 1Q24 through 4Q25, reflecting sustained earnings momentum 1 Supplemental "Non-GAAP Financial Measures and Reconciliations" tables are provided to reconcile the most directly comparable financial measures calculated and presented in accordance with GAAP. Operating Net Income (non-GAAP) 1

Proven Track Record of Growing Assets Asset Trends 4Q25 Total Assets of $32.0 billion vs $27.9 billion in 4Q24 $27,822 $27,805 $28,206 $27,903 $27,859 $29,010 $29,016 $31,978 $26,000 $28,000 $30,000 $32,000 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 7 $ in millions

Net Interest Income Growth and Margin Lift 4Q25 NII of $266 million vs $191 million in 4Q24, representing an increase of ~39% 4Q25 NIM of 3.58% vs 2.97% in 4Q24, representing an increase of 61 basis points $166 $166 $180 $191 $190 $208 $225 $266 2.59% 2.68% 2.83% 2.97% 3.04% 3.21% 3.39% 3.58% 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 NIM Net Interest Income (NII) and Margin (NIM) 8 $ in millions

Downtown Ogden, Utah 9 Acquired Organic Overall $ Growth $10.8bn $9.2bn $20.0bn Growth Contribution 54% 46% Since 2000 Acquired Organic Overall $ Growth $8.4bn $7.3bn $15.7bn Growth Contribution 53% 47% $0.2 $0.1 $0.1 $0.2 $0.5 $0.9 $1.3 $1.7 $2.0 $1.8 $1.5 $1.2 $1.2 $1.4 $1.7 $2.0 $2.6 $3.2 $3.9 $4.3 $5.5 $5.8 $7.6 $8.5 $8.9 $9.4 $0.5 $1.2 $1.2 $1.2 $1.2 $1.5 $1.9 $1.9 $2.0 $2.2 $2.2 $2.2 $2.2 $2.6 $2.7 $3.0 $3.0 $3.3 $4.3 $5.1 $5.6 $7.5 $7.5 $7.5 $8.2 $11.3 0 5 10 15 20 25 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Organic Acquired $0.7 $1.3 $1.3 $1.4 $1.7 $2.4 $3.2 $3.6 $4.1 $4.0 $3.7 $3.4 $3.4 $4.0 $4.4 $5.0 $5.6 $6.5 $8.2 $9.5 $11.1 $13.3 $15.1 $16.0 $17.1 Since 2015 (Ten Years) Total Loans ($ in billions) Source: S&P Global. Financial data as of 12/31/2025. Track Record of Strong Organic Loan Growth and Accretive Acquisitions $20.7

Best in Class Core Deposits Interest-Bearing Deposit Costs Well Below Peer Average 0.15% 0.09% 0.11% 1.22% 1.92% 1.81% 0.53% 0.21% 0.58% 2.49% 3.17% 2.73% 2020 2021 2022 2023 2024 2025 Glacier Peers Attractive Value Proposition Granular and Stable Diversified Deposit Base • Convenient, community-based branch network • Low-cost, competitively priced products and solutions • High-quality, relationship-driven service model • Limited reliance on wholesale or concentrated funding • ~685K Retail accounts with $12K average balance • ~171K Commercial accounts with $62K average balance • 46% Retail; 45% Commercial; 9% Public • 77% in rural markets; 23% in metro markets • Balanced funding across industries, geographies, and customer types • Limited reliance on any single depositor or segment Note: Peer based on BHCPR as of 12/31/2025 10

Superior Credit Quality Net Charge Offs as a % of Total Loans ACL as a % of Total Loans NPAs as a % Total Assets 0.07% 0.02% 0.05% 0.07% 0.08% 0.06% 0.27% 0.11% 0.09% 0.22% 0.28% 0.26% 2020 2021 2022 2023 2024 2025 GBCI Peers 11 1.19% 1.22% 1.22% 1.22% 1.22% 1.27% 1.28% 1.27% 1.27% 1.23% 4Q24 1Q25 2Q25 3Q25 4Q25 GBCI Peers 0.10% 0.14% 0.17% 0.19% 0.22% 0.56% 0.56% 0.55% 0.57% 0.55% 4Q24 1Q25 2Q25 3Q25 4Q25 GBCI Peers Note: Peer based on BHCPR as of 12/31/2025

2025 Acquisitions 12 • Total assets of $1.4 billion • Founded in 1985 and headquartered in Idaho Falls, Idaho • 15 branches • Locations in Eastern Idaho, Boise Metro and Eastern Washington • Acquisition closed April 30, 2025 • Total assets of $3.4 billion • Bank founded in 1913 and headquartered in Mount Pleasant, Texas • 33 branches • Locations in East Texas, Dallas/Fort Worth, Houston, Austin and Bryan/College Station • Acquisition closed October 1, 2025

Missoula, Montana 13 Over 36,000 hours with over 1,500 different organizations Commitment to our Communities Originated over $770 million in community development loans Increased community development investments by $62 million

$0.50 $0.60 $0.70 $0.80 $0.90 $1.00 $1.10 $1.20 $1.30 Balanced Capital Allocation Strategy Dividend History 14 Core Focus Areas: M&A Shareholder Returns via Dividends Organic Growth The Company has declared 163 consecutive quarterly dividends $ per share

Non-GAAP Financial Measures and Reconciliations

(Dollars in thousands)	4Q25	3Q25	2Q25	1Q25	4Q24	3Q24	2Q24	1Q24
Net Income	$ 63,779	67,900	52,781	54,568	61,754	51,055	44,708	32,627
Operating adjustments								
Loan interest (recovery) reversal	(693)	(104)	190	14	(238)	18	(826)	(585)
(Gain) loss on securities	-	-	-	-	-	(26)	11	(16)
BOLI proceeds	(1,601)	(251)	-	(1,114)	(1)	-	-	(1)
Individual OREO sale	-	-	-	-	-	(1,200)	-	-
Acquisition-related compensation	2,946	641	544	251	375	343	658	-
Lease terminations	1,101	-	-	-	-	-	-	-
FDIC special assessment	(827)	-	-	(219)	-	-	(465)	1,510
Loss (gain) on fixed assets	1,918	928	(1,612)	(1,010)	(1,975)	(586)	(1,503)	(1,035)
Acquisition ACL expense	27,247	-	16,693	-	-	3,601	6,088	-
Acquisition-related expense	5,802	6,975	3,231	587	491	1,916	1,783	5,725
Tax impact	(9,274)	(2,095)	(4,746)	264	336	(1,018)	(1,438)	(1,401)
Net operating adjustments	26,619	6,094	14,300	(1,227)	(1,012)	3,048	4,308	4,197
Operating net income (non-GAAP)	$ 90,398	73,994	67,081	53,341	60,742	54,103	49,016	36,824
Weighted average diluted common shares outstanding	130,145,104	118,628,434	116,890,776	113,546,365	113,541,026	113,473,107	113,405,491	112,554,402
Diluted earnings per share	$0.49	$0.57	$0.45	$0.48	$0.54	$0.45	$0.39	$0.29
Operating diluted EPS (non-GAAP)	$0.69	$0.62	$0.57	$0.47	$0.53	$0.48	$0.43	$0.33

15

Looking Ahead Grand Teton National Park, Wyoming 16

2026 Outlook “As well positioned as any bank to thrive in ’26.” Jeff Rulis, DA Davidson “We believe the company remains an acquirer of choice in its nine- state footprint, where we expect it to remain active in M&A …” David Feaster, Jr, Raymond James “ Greater NIM visibility via asset repricing and regardless of fed rate cuts.” Matthew Clark, Piper Sandler “Positioned for long-term success with company of banks model.” Kelly Motta, Keefe, Bruyette & Woods Kalispell, Montana 17

18 Glacier National Park, Montana